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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (D)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT: March 21, 1997





                      ROCKY MOUNTAIN INTERNET, INC.
            ----------------------------------------------------
            Exact name of Registrant as specified in its charter


                   COMMISSION FILE NUMBER:  001-12063
                                            ---------

Delaware                                               84-1322326
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State or other jurisdiction of                         I.R.S. Employer
incorporation or organization                          Identification


1099 18th Street, Suite 3000, DENVER COLORADO          80202
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Address of principal executive offices                 Zip Code


Registrant's telephone number, including area code:    303-672-0700
                                                       ------------

             1800 Glenarm, Suite 1100, Denver, Colorado 80202
             ------------------------------------------------
                             (Former Address)

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Item 5.  Other Events.

On January 28, 1997, the Company issued a press release announcing a loss for the year ended December 31, 1996, of approximately $2.3 million, or $0.46 per common share. In connection with the audit of the Company's financial statements for the year ended December 31, 1996, it was discovered that an error had been made in the method of calculating shares outstanding, and that the proper number of common shares outstanding for such purpose should have been 3,715,000, which results in a loss of $0.63 per common share after giving effect for $25,000 in Preferred Stock Dividends. The aggregate loss for the year of $2,302,571 was not affected by the revision in the per-share computation.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by undersigned, thereunto duly authorized.

ROCKY MOUNTAIN INTERNET, INC.



By:  /s/ ROY J. DIMOFF             Date: March 21, 1997
     ------------------------
     Roy J. Dimoff
     Chairman of the Board,
     Chief Executive Officer,
     and President